UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported)      October 24, 2002

Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26536	33-0029027

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia, Suite 200, Aliso Viejo, CA	92656

(Address of principal executive offices)	(Zip Code)

         Registrant’s telephone number, including area code       (949) 362-5800

None (Former name or former address, if changed since last report)

Item 5. Other Events.

         On October 24, 2002, the Registrant issued a press release announcing the adoption of a stock repurchase program pursuant to which the Registrant’s Board of Directors approved the repurchase of up to 1,000,000 shares of the Registrant’s Common Stock in the open market at prevailing market prices.

Item 7. Exhibits.

         99.1 Press Release of Smith Micro Software, Inc. date October 24, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.

(Registrant)

November 8, 2002	By: /s/ Robert Scheussler

Date	Name: Robert Scheussler Title: Chief Financial Officer

Index to Exhibits

Exhibit Number	Exhibit

99.1	Press Release of Smith Micro Software, Inc. dated October 24, 2002.